Exhibit 99.2

REVOCABLE PROXY

NATIONAL COMMERCE CORPORATION

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

This Proxy is solicited on behalf of the Board of Directors of National Commerce Corporation, a Delaware corporation (“NCC”), for use at the Special Meeting of Stockholders of NCC to be held on [—], at [—], and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of NCC, hereby appoints John H. Holcomb, III and Richard Murray, IV, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matter in accordance with the following instructions:

1.	To authorize, approve and adopt the Agreement and Plan of Merger dated June 6, 2014 between NCC and United Group Banking Company of Florida, Inc. (“United”), pursuant to which United will merge with and into NCC on and subject to the terms and conditions contained therein.

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

☐ Please mark here if you plan to attend the Special Meeting.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to NCC, prior to the date of the Special Meeting, or by attendance at the Special Meeting.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1 and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S) AND/OR ON NCC’S BOOK-ENTRY SYSTEM

Dated:

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on stock certificate(s) and/or on NCC’s book-entry system. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.